                                                                     EXHIBIT (c)

                         ADVENT CAPITAL MANAGEMENT, LLC

                       PROXY VOTING POLICY AND PROCEDURES

I.      POLICY STATEMENT

                Introduction - Advent Capital Management, LLC (the "Advisor") is adopting these proxy voting policies and procedures (the "Policies and Procedures") in order to comply with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended and its associated recordkeeping requirements.

                The Policies and Procedures apply to those client accounts (i) that contain voting securities; and (ii) for which the Advisor has authority to vote client proxies. The Policies and Procedures will be reviewed and, as necessary, updated periodically to address new or revised proxy voting issues. Other, similar rights such as consent rights shall be evaluated on a case by case basis.

                Pursuant to the Policies and Procedures and its fiduciary duties, the Advisor will vote client proxies as part of its authority to manage, acquire and dispose of account assets. When voting proxies for client accounts, the Advisor's primary objective is to make voting decisions solely in the best interests of clients and beneficiaries and participants of benefits plans for which we manage assets. In fulfilling its obligations to clients, the Advisor will act in a manner deemed to be prudent and diligent and which is intended to enhance the economic value of the underlying securities held in client accounts. In certain situations, a client or its fiduciary may provide the Advisor with a statement of proxy voting policy. In these situations, the Advisor seeks to comply with such policy to the extent it would not be inconsistent with applicable regulation or the fiduciary responsibility of the Advisor.

                Duty to Vote Proxies - The Advisor acknowledges that it is part of its fiduciary duty to its clients to vote client proxies, except in cases in which the cost of doing so, in the opinion of the Advisor, would exceed the expected benefits to the client. This may be particularly true in the case of non-U.S. securities. While the proxy voting process is well established in the United States and other developed markets with a number of tools and services available to assist an investment manager, voting proxies of non-US companies located in certain jurisdictions, particularly emerging markets, may involve a number of logistical problems that may have a detrimental effect on the Advisor's ability to vote such proxies. The logistical problems include, but are not limited to: (i) proxy statements and ballots being written in a language other than English, (ii) untimely and/or inadequate notice of shareholder meetings, (iii) restrictions on the ability of holders outside the issuer's jurisdiction of organization to exercise votes, (iv) requirements to vote proxies in person, (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting, and
(vi) requirements to provide local agents with power of attorney to facilitate the Advisor's voting instructions. Accordingly, the Advisor may conduct a cost-benefit analysis in determining whether to attempt to vote its clients' shares at a non-US company's meeting, whereby if it is determined that the cost associated with the attempt to exercise its vote outweighs the benefit the Advisor believes its clients will derive by voting on the company's proposal, the Advisor may decide not to attempt to vote at the meeting.

                Material Conflicts - The Advisor will vote its clients' proxies in the best interests of its clients and not its own. In voting client proxies, the Advisor will avoid material conflicts of interests between the interests of the Advisor and its affiliates on the one hand and the interests of its clients on the other. The Advisor recognizes that it may have a material conflict of interest in voting a client proxy where (i) it manages assets, administers employee benefit plans, or provides brokerage, underwriting or insurance to companies whose management is soliciting proxies; (ii) it manages money for an employee group that is the proponent of a proxy proposal; (iii) has a personal relationship with participants in a proxy solicitation or a director or candidate for director; or (iv) it otherwise has a personal interest in the outcome in a particular matter before shareholders. Notwithstanding the above categories, the Advisor understands that the determination of whether a "material conflict" exists depends on all of the facts and circumstances of the particular situation. The Advisor acknowledges the existence of a relationship of the type discussed above, even in the absence of any active efforts to solicit the investment adviser with respect to a proxy vote, is sufficient for a material conflict to exist.

II.     GENERAL PROXY VOTING GUIDELINES

                It is the policy of the Advisor in voting proxies to consider and vote each proposal with the objective of maximizing long-term investment returns for its clients. To ensure consistency in voting proxies on behalf of its clients, the Advisor utilizes the proxy voting guidelines (the "Proxy Voting Guidelines") set forth below. These guidelines address a broad range of issues, including board size and composition, executive compensation, anti-takeover proposals, capital structure proposals and social responsibility issues

                (a)     Management Proposals:

                (b) The following management sponsored proposals are often voted in support of management.

                [X]                 Selection or ratification of auditors
                For Against Case
                              by
                            Case

                [X]                 Approval of financial statements, director
                For Against Case    and auditor reports
                              by
                            Case

                [X]                 Election of Directors
                For Against Case
                              by
                            Case

                [X]                 .   Limiting Directors' liability and
                For Against Case        broadening indemnification of Directors
                              by

        [X]                 Requirement that members of the company's
        For Against Case    compensation, nominating and audit committees be
                      by    comprised of independent or unaffiliated Directors
                    Case

        [X]                 Recommendations to set retirement ages or require
        For Against Case    specific levels of stock ownership by Directors
                      by
                    Case

        [X]                 General updating/corrective amendments to the
        For Against Case    charter
                      by
                    Case

        [X]                 Elimination of cumulative voting
        For Against Case
                      by
                    Case

        [X]                 Elimination of preemptive rights
        For Against Case
                      by
                    Case

        [X]                 Provisions for confidential voting and independent
        For Against Case    tabulation of voting results
                      by
                    Case

        [X]                 Proposals related to the conduct of the annual
        For Against Case    meeting except those proposals which For Against
                      by    Case relate to the "transaction of such other
                    Case    business which may come before the meeting"

        [X]                 Capitalization changes which eliminate other classes
        For Against Case    of stock and voting rights
                      by
                    Case

        [X]                 Proposals to increase the authorization of existing
        For Against Case    classes of stock if: (i) a clear and legitimate
                      by    business purpose is stated; (ii) the number of
                    Case    shares requested is reasonable in relation to the
                            purpose for which authorization is requested; and
                            (iii) the authorization does not exceed 10% of shares currently authorized and at least 10% of the new authorization will be outstanding

        [X]                 Proposals to create a new class of preferred stock
        For Against Case    or for issuances of preferred stock up to 10% of
                      by    issued capital unless the terms of the preferred
                    Case    stock would adversely affect the rights of existing
                            shareholders

        [X]                 Proposals for share repurchase plans, unless it
        For Against Case    appears that a repurchase plan lacks a bona fide
                      by    business purpose
                    Case

        [X]                 Proposals to reduce the number of authorized shares
        For Against Case    of common or preferred stock, or to eliminate
                      by    classes of preferred stock, provided such proposals
                    Case    have a legitimate business purpose

        [X]                 Proposals to effect stock splits unless such a split
        For Against Case    would be contrary to shareholders' best interests
                      by
                    Case

        [X]                 Proposals to effect reverse stock splits if
        For Against Case    management proportionately For Against Case reduces
                      by    the authorized share amount set forth in the
                    Case    corporate charter. Reverse stock splits that do not
                            adjust proportionately to the authorized share amount will generally be approved if the resulting increase in authorized shares coincides with the proxy guidelines set forth above for common stock increases

        [X]                 Director fees unless the amounts are excessive
        For Against Case    relative to other companies in the country or
                      by    industry
                    Case

        [X]                 Employee stock purchase plans that permit discounts
        For Against Case    up to 15%, but only  for grants that are part of a
                      by    broad based employee plan, including all
                    Case    non-executive employees

        [X]                 Establishment of Employee Stock Option Plans and
        For Against Case    other employee ownership plans
                      by
                    Case

        [X]                 Modify or rescind existing supermajority vote
        For Against Case    requirements to amend the charters or bylaws.
                      by
                    Case

        [X]                 Adoption of anti-greenmail provisions provided that
        For Against Case    the proposal (a) defines greenmail, (b) prohibits
                      by    buyback offers to large block holders not made to
                    Case    all shareholders or not approved by disinterested
                            shareholders, and (c) contains no anti-takeover measures or other provisions restricting the rights of shareholders.

                (c) The following proposals are often voted against, notwithstanding management support:

                        [X]         Capitalization changes which add classes of
                For Against Case    stock which substantially dilute the voting
                              by    interests of existing shareholders
                            Case

                        [X]         Proposals to increase the authorized number
                For Against Case    of shares of existing classes For Against
                              by    Case of stock which carry preemptive rights
                            Case    or super voting rights

                        [X]         Creation of blank check preferred stock
                For Against Case
                              by
                            Case

                        [X]         Changes in capitalization by 5% or more
                For Against Case    where management does not offer an
                              by    appropriate rationale or where it is
                            Case    contrary to the best interests of existing
                                    shareholders

                        [X]         Compensation proposals that allow for
                For Against Case    discounted stock options which have not been
                              by    offered to employees in general
                            Case

                        [X]         Change-in-control provisions in non-salary
                For Against Case    compensation plans, employment contracts,
                              by    and severance agreements that benefit
                            Case    management and would be costly to
                                    shareholders if triggered

                        [X]         Anti-takeover and related provision that
                For Against Case    serve to prevent the majority of
                              by    shareholders from exercising their rights or
                            Case    effectively deter the appropriate tender
                                    offers and other offers

                        [X]         Shareholders rights plans which allow
                For Against Case    appropriate offers to shareholders For
                              by    Against Case to be blocked by the board or
                            Case    trigger provisions which prevent legitimate
                                    offers from proceeding

                        [X]         Amendments to bylaws that would require a
                For Against Case    supermajority shareholder vote to pass or
                              by    repeal certain provisions
                            Case

                        [X]         Proposals to indemnify auditors
                For Against Case
                              by
                            Case

                (d) The following types of proposals are often voted on a case-by-case basis:

                             [X]    .        Mergers, acquisitions and other
                For Against Case             special corporate transactions
                              by             (i.e., takeovers, spin-offs, sales
                            Case             of assets, reorganizations,
                                             restructurings and
                                             recapitalizations) will be examined
                                             on a case-by-case basis

                             [X]    .        Executive/Director stock option
                For Against Case             plans. Generally, the stock option
                              by             plans should meet the following
                            Case             criteria: (i) Whether the stock
                                             option plan is incentive based;
                                             (ii) For mature companies, should
                                             be no more than 5% of the issued
                                             capital at the time of approval;
                                             and (iii) For growth companies,
                                             should be no more than 10% of the
                                             issued capital at the time of
                                             approval

                             [X]    Proposals requiring shareholder ratification
                For Against Case    of poison pills
                              by
                            Case

                (e)     Shareholder Proposals:

                (f)     The following shareholder proposals are often supported:

                [X]                 Requiring Auditors to attend the annual
                For Against Case    meeting of shareholders
                              by
                            Case

                [X]                 Requirement that members of the company's
                For Against Case    compensation, nominating and audit
                              by    committees be comprised of independent or
                            Case    unaffiliated Directors

                (g) The following shareholder proposals are often determined on a case-by-case basis:

                             [X]    Proposals which limit tenure of directors
                For Against Case
                              by
                            Case

                             [X]    Proposals to limit golden parachutes
                For Against Case
                              by
                            Case

                             [X]    Proposals requiring directors to own large
                For Against Case    amounts of stock to be eligible for election
                              by
                            Case

                             [X]    Restoring cumulative voting in the election
                For Against Case    of directors
                              by
                            Case

                             [X]    Requirement that a certain percentage of its
                For Against Case    Board's members be comprised of independent
                              by    and unaffiliated Directors
                            Case

                             [X]    Proposals which request or require
                For Against Case    disclosure of executive compensation in
                              by    addition to the disclosure required by the
                            Case    Securities and Exchange Commission ("SEC")
                                    regulations.

                             [X]    Proposals which limit retirement benefits or
                For Against Case    executive compensation
                              by
                            Case

                             [X]    Requiring shareholder approval for Bylaw or
                For Against Case    charter amendments
                              by
                            Case

                             [X]    Requiring shareholder approval for
                For Against Case    shareholder rights plan or poison pill
                              by
                            Case

                             [X]    Requiring shareholder approval of golden
                For Against Case    parachutes
                              by
                            Case

                             [X]    Confidential voting
                For Against Case
                              by
                            Case

                             [X]    Elimination of certain anti-takeover related
                For Against Case    provisions
                              by
                            Case

                             [X]    Reduction or elimination of supermajority
                For Against Case    vote requirements
                              by
                            Case

                             [X]    Prohibit payment of greenmail
                For Against Case
                              by
                            Case

                (h) The following shareholder proposals are often not supported:

                        [X]         Requirements that the issuer prepare reports
                For Against Case    which are costly to provide For Against Case
                              by    or which would require duplicative efforts
                            Case    or expenditures which are of a non-business
                                    nature or would provide no pertinent
                                    information from the perspective of
                                    institutional shareholders

                        [X]         Restrictions related to social, political or
                For Against Case    special interest issues that impact the
                              by    ability of the company to do business or be
                            Case    competitive and which have a significant
                                    financial or best interest impact to the shareholders

                        [X]         Proposals which require inappropriate
                For Against Case    endorsements or corporate actions.
                              by
                            Case

III.    ADMINISTRATION OF PROXY POLICIES AND PROCEDURES

                (i)     Proxy Review Committee

        The Advisor's Proxy Review Committee (the "Committee") is responsible for creating and implementing the Policies and Procedures and, in that regard, has adopted the general principles and guidelines set forth above in Sections I and II. Among other things, the Committee is responsible for the following:

                (j) The Committee, consisting of members designated by the Chief Executive Officer, shall establish and review these Policies and Procedures and determine how the Advisor will vote proxies on an ongoing basis.

                (k) The Committee shall have the authority to amend and change the Policies and Procedures and designate voting positions consistent with the objective of maximizing long-term investment returns for the Advisor's clients.

                (l) The Committee shall meet as needed to oversee and address all questions relating to the Advisor's Policies and Procedures, including: (1) general review of proposals being put forth at shareholder meetings of portfolio companies; (2) adopting changes in the Policies and Procedures; (3) determining whether voting on matters in the manner favored by the Advisor are "material" conflicts of interests within the meaning of Rule 206(4)-6 under the Investment Advisors Act of 1940, as amended; (4) determining how to vote matters for which specific direction has not been provided the Proxy Voting Guidelines (i.e. "case by case" matters) or are otherwise not covered by the Proxy Voting Guidelines (collectively, "Discretionary Proposals"); (5) determining whether to override the Proxy Voting Guidelines with respect to any proxy vote; and (6) designating a compliance officer (the "Compliance Officer") to implement the Operating Procedures set forth in Part B of this Section III.

                (m) The Committee will periodically review the Proxy Voting Guidelines to determine if they are current and consistent with the Advisor's policy and will make appropriate changes as needed.

                (n)     Operating Procedures

                The following operating procedures are intended to ensure that the Advisor satisfies its proxy voting obligations:

                (o) The Compliance Officer will review all new client accounts to determine whether (i) the account contains voting securities and (ii) the client has delegated proxy voting authorization to the Advisor in the investment advisory agreement or (iii) the client has otherwise provided specific voting instructions. Any questions regarding whether or not a security is a "voting" security or whether voting authority has been delegated by a client will be directed to the General Counsel of the Advisor.

                (p) The Compliance Officer will receive proxy materials and ballots and reconcile these materials with holdings in client accounts at least once monthly.

                (q) The Compliance Officer will compile and review the matters to be voted on, at least once monthly, and determine: (i) which matters are to be voted in accordance with the Proxy Voting Guidelines (a "Pre-Determined Matter"); and (ii) which matters are Discretionary Matters and (iii) which matters are to be voted pursuant to the instructions of clients (a "Directed Matter"). Any questions regarding whether a matter is a Pre-Determined Matter, a Discretionary Matter or a Directed Matter will be directed to the General Counsel of the Advisor.

                (r) For all Discretionary Matters, the Compliance Officer shall screen the matter and make a preliminary determination regarding whether the matter presents a potential material conflict of interest between the interests of the Advisor and its affiliates on the one hand and the Advisor's client on the other.

                In order to determine whether a Discretionary Matter poses a potential material conflict of interest, the Compliance Officer shall compile and maintain a list of the following as applicable:

                (s) all issuers for which the Advisor or its affiliates manages assets;

                (t) all issuers for which the Advisor or its affiliates administers employee benefit plans;

                (u) all issuers for which the Advisor or its affiliates brokerage, underwriting or insurance;

                (v) any issuer for which the Advisor or its affiliates is soliciting the provision of services enumerated in (a),
                        (b) and (c);

                (w) any other issuer with which the Advisor or its affiliates or its senior officers has a material business relationship; and

                (x)     any employee group for which the Advisor manages money;

                This list, which the Compliance Officer shall update at least quarterly, shall be known as the "Master Conflicts List."

                The Compliance Officer shall screen the issuer, employee group or any other material related party ("Material Parties") involved in the Discretionary Matter against the Master Conflicts List and develop a list of potential conflicts ("Potential Conflicts List").

                (y) For each Discretionary Matter, the Compliance Officer shall solicit written reports from portfolio managers, investment personnel, analysts and other employees of the advisor who may have an investment or other professional interest in the Discretionary Matter. The Compliance Officer shall compile these reports in an "Advisory Report."

                (z) The Compliance Officer shall present each meeting of the Committee with: (i) a list of all Pre-Determined Matters to be voted in accordance with the Proxy Voting Guidelines; (ii) a list of all Discretionary Matters;
                        (iii) a list of all Directed Matters to be voted in accordance with client instructions (iv) the Potential Conflicts List; and (v) any Advisory Reports.

                (aa) The Committee shall meet quarterly. The Committee shall review and approve the list of Pre-Determined Matters to be voted in accordance with the Proxy Voting Guidelines and the list of all Directed Matters to be voted in accordance with client instructions. For each Discretionary Matter presented, the Committee will determine: (i) the manner in which to vote on the proxy and, (ii) whether the manner in which the Committee has determined to vote the proxy would, under the facts and circumstances, create a material conflict of interest between the interests of the Advisor and its affiliates on the one hand and the Advisor's clients on the other. In making the finding required in (ii) above, the Committee shall consider the Potential Conflicts List and any other material relationship known to the Committee between the Advisor and its affiliates and the Material Parties.

                If the Proxy Review Committee determines that with respect to any Discretionary Matter that a material conflict of interest exists in voting the Discretionary Matter in the manner favored by the Committee, the Committee shall direct the Compliance

                Officer to obtain the informed written consent of the affected client (or clients) to the Committee's favored vote. If obtaining such consent from any client is impracticable or undesirable, the Advisor shall vote the client's proxy in accordance with the recommendation of an independent third-party service provider experienced in such matters to be retained by the Advisor on a case-by-case basis, as necessary.

                (bb) If any portfolio manager, investment person, or any other employee of the Advisor wishes to vote a proxy with respect to a Pre-Determined Matter in a manner other than that set forth in the Proxy Voting Guidelines (an "Override Matter"), such person shall contact the Compliance Officer. The Compliance Officer shall screen the Override Matter against the Master List and include the results on the Potential Conflicts List. The Compliance Officer shall also solicit an Advisory Report for presentation to the Committee. The Override Matter shall be presented at the next scheduled meeting of the Committee for a determination of: (i) whether the matter should be voted in a manner other than as specified in the Proxy Voting Guidelines; and (ii) whether the manner in which the Committee has determined to vote the proxy would constitute a material conflict of interest. If the Committee determines that a material conflict of interest exists with respect to voting the Override Matter in the manner it favors, the Committee shall direct the Compliance Officer to either: (i) vote the Override Matter in the manner originally prescribed by the Proxy Voting Guidelines; or (ii) obtain the informed written consent of the affected client (or clients) to the Committee's favored vote.

                (cc) Directed Matters will be voted in accordance with the instructions of the client.

                (dd) The Compliance Officer will ensure that all proxies are voted in accordance with these Procedures and Policies.

                (ee) The Compliance Officer may delegate any of his or her functions to a third party proxy voting or other service provider.

                (ff) All decisions of the Committee, including all determinations regarding whether or not a material conflict of interest existed with respect to a Discretionary or Override Matter and the basis for such determination, shall be documented in writing and maintained by the Compliance Officer for a period of at least 6 years.

IV.     CLIENT DISCLOSURE POLICIES

                The Advisor will disclose the Policies and Procedures to its clients. The Advisor's disclosure will consist of a "concise summary" of its proxy voting policies and procedures. This disclosure will also tell clients how to get a complete copy of the Advisor's policies and procedures. The proxy voting disclosure will be provided to existing clients with their first quarterly account statement after June 30, 2003. The Advisor's proxy voting disclosure will be provided to new clients in the Advisor's "brochure" or Part II to its Form ADV which will be delivered with a letter identifying the presence of the disclosure. The Compliance Officer will provide any client, upon written request, with a tabulation of how such client's proxies were voted by the Advisor.

V.      RECORDKEEPING REQUIREMENTS

                Rule 204-2 under the Advisers Act, as amended, requires that the Advisor retain (i) its proxy voting policies and procedures; (ii) proxy statements received regarding client securities; (iii) records of votes it cast on behalf of clients; (iv) records of client requests for proxy voting information, and (v) any documents prepared by the investment adviser that were material to making a decision how to vote, or that memorialized the basis for the decision. The Advisor will keep all written requests from clients and any written response from the Advisor (to either a written or an oral request). The Advisor may rely on proxy statements filed on the SEC's EDGAR system instead of keeping its own copies, and may rely on proxy statements and records of proxy votes cast by the Advisor that are maintained with a third party such as a proxy voting service, provided that the Advisor has obtained an undertaking from the third party to provide a copy of the documents promptly upon request.